Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of NeuroDerm Ltd. of our report dated April 21, 2015 relating to the financial statements of NeuroDerm Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
July 2, 2015	Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited